Exhibit 99.1

Stone Energy Corporation Prices Public Offering of $300 Million of Senior Notes

LAFAYETTE, La., Oct. 23, 2012

Stone Energy Corporation (NYSE: SGY) today announced that it has priced an offering of $300 million aggregate principal amount of 7.50% Senior Notes due 2022 (the “Senior Notes”). The Senior Notes will be issued at a price equal to 98.277% of the principal amount thereof, resulting in a yield to maturity of 7.75%. Stone intends to use the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing 6.75% Senior Subordinated Notes due 2014 and for general corporate purposes. Stone expects to close the sale of the Senior Notes on November 8, 2012, subject to the satisfaction of customary closing conditions.

BofA Merrill Lynch and Barclays Capital are acting as joint book-running managers for the Senior Notes offering. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. Alternatively, the underwriters will arrange to send you the prospectus supplement and related base prospectus if you request them by contacting BofA Merrill Lynch at 222 Broadway, 11th Floor, New York, New York 10038, Attention: Prospectus Department or email dg.prospectus_requests@baml.com, or by contacting Barclays Capital Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (888) 603-5847 or e-mail at Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes or any other securities, nor shall there be any sale of the Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the securities has been filed with the SEC and became effective October 22, 2012. The offering and sale of the Senior Notes will be made pursuant to this effective shelf registration statement.

Forward Looking Statement

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Our business strategy is to leverage cash flow generated from existing assets to maintain relatively stable GOM shelf production, profitably grow gas reserves and production in price-advantaged basins such as Appalachia and the Gulf Coast Basin, and profitably grow oil reserves and production in material impact areas such as the deep water GOM and onshore oil. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.